UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Cabot Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 29, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 8, 2007 at 4:00 p.m. at the Boston Convention & Exhibition Center, 415 Summer Street, Boston, Massachusetts.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card (or voter instruction form if your shares are held through a broker or bank) are enclosed along with a copy of our Annual Report on Form 10-K. If you received your annual meeting materials by e-mail, the e-mail contains voting instructions and links to the proxy statement and Annual Report on the Internet.

You will find information regarding the matters to be voted on at the meeting in the attached proxy statement. Following the formal portion of the meeting, there will be a report on Cabot’s operations during 2006 followed by a question and answer period.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.

We look forward to seeing you at the meeting.

Sincerely,

KENNETT F. BURNES
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 8, 2007

The 2007 Annual Meeting of Stockholders of Cabot Corporation (“Cabot” or the “Company”) will be held on Thursday, March 8, 2007 at 4:00 p.m., local time, at the Boston Convention & Exhibition Center, 415 Summer Street, Boston, Massachusetts, for the following purposes:

1.                To elect five directors to the class of directors whose terms expire in 2010;

2.                To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2007;

3.                To approve Cabot’s Short-Term Incentive Compensation Plan; and

4.                To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You may vote if you were a stockholder of record at the close of business on January 16, 2007. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) using the Internet, (2) by phone or (3) by mail.

You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

This notice and proxy statement are first being sent to stockholders on or about February 2, 2007. Cabot’s Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell
Secretary

Cabot Corporation
Two Seaport Lane
Boston, Massachusetts
January 29, 2007

Cabot Corporation

Two Seaport Lane, Suite 1300
Boston, Massachusetts 02210-2019

Proxy Statement

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2007 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•       Proposal 1:  Election of directors (see page 11);

•       Proposal 2:  Ratification of the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal year 2007 (see page 19);

•       Proposal 3:  Approval of Cabot’s Short-Term Incentive Compensation Plan (see page 41); and

•       Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the nominees for director and the other two proposals identified above. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

Who is entitled to vote?

Only stockholders of record at the close of business on January 16, 2007 will be entitled to vote at the annual meeting. As of that date, we had outstanding 64,270,125 shares of common stock, par value $1.00 per share, and 34,508 shares of Series B ESOP convertible preferred stock, par value $1.00 per share. Each share of common stock is entitled to one vote and each share of convertible preferred stock is entitled to 146.3782 votes. The common stock and convertible preferred stock vote together as a single class. There is no cumulative voting.

State Street Bank and Trust Company, the trustee of the convertible preferred stock portion of the Cabot Corporation Retirement Savings Plan, is the record owner of all of the shares of convertible preferred stock. The Vanguard Fiduciary Trust Company, the trustee of the common stock portion of the Retirement Savings Plan, is the record owner of all of the shares of common stock held by the Retirement Savings Plan. Each trustee is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Retirement Savings Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the annual meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock and convertible preferred stock as of January 16, 2007, considered as a single class, must be present in person or by proxy at the meeting. This is referred to as a quorum. Shares that reflect abstentions and broker non-votes also will be counted to determine whether a quorum exists to hold the annual meeting.

A “broker non-vote” occurs when a broker holding shares for a beneficial owner of Cabot’s common stock does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received specific voting instructions from the beneficial owner. Banks and brokers that have not received voting instructions may vote their clients’ shares on “routine” matters. We believe all of the proposals at Cabot’s 2007 annual meeting are routine matters and that, therefore, there will be no broker non-votes.

How are votes counted?  How many votes are needed to approve each of the proposals?

For all of the proposals, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A nominee will be elected to the Board of Directors if the votes cast “for” this election represent a majority of the votes cast in the nominee’s election. Similarly, the affirmative vote of a majority of the votes cast at the annual meeting is required to approve Proposal 2 to ratify the appointment of Cabot’s registered public accounting firm and Proposal 3 to approve the Short-Term Incentive Compensation Plan. For all three proposals, abstentions will have no effect on the vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

All of the nominees for director have tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his re-election at the 2007 annual meeting of the stockholders and (ii) Board acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his resignation. The Governance and Nominating Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. Most stockholders have three options for submitting their votes by proxy: (1) using the Internet, (2) by phone or (3) by mail. If you have received your annual meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your annual meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 2:00 a.m. Eastern Standard Time on March 8, 2007.

If you hold your Cabot stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voter instruction form carefully.

Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting, and you hold your Cabot stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan or the employee benefit plan of a former subsidiary of Cabot, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the annual meeting.

If you hold shares in the Retirement Savings Plan, your vote also tells the plan’s trustees how to vote (i) those shares for which no instructions are received from other plan participants and (ii) those shares that have not yet been allocated to participants’ accounts. Similarly, if you hold shares in the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote tells the trustee of that plan how to vote those shares for which no instructions are received from other plan participants. If you hold shares in either of these plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which directions are received from other participants in the plan.

In order for your instructions to be counted, you must return your completed and signed proxy card to the Company’s transfer agent by March 5, 2007 or provide your instructions over the telephone or the Internet by 2:00 a.m. Eastern Standard Time on March 6, 2007.

Can I change or revoke my vote?

Yes. You can change or revoke your vote at any time before the polls close at the annual meeting by (1) submitting another timely and later-dated proxy by Internet, telephone or mail, (2) delivering instructions to our Corporate Secretary prior to the annual meeting or (3) attending the annual meeting and voting in person.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and Cabot’s Assistant Corporate Secretary will act as Inspectors of Election.

What if I return my proxy card or voting instruction form but don’t vote for some of the matters listed on the proxy card or form?

If you return a signed proxy card or voting instruction form without indicating your vote, your shares will be voted “FOR” all of the proposals for which you did not indicate a vote.

Could other matters be decided at the annual meeting?

We are not aware of any other matters that will be considered at the annual meeting. If any other matters arise, the persons named in your proxy will vote in accordance with their best judgment.

Who can attend the meeting?

The annual meeting is open to all Cabot stockholders. When you arrive at the Boston Convention & Exhibition Center, signs will direct you to the meeting room. You need not attend the annual meeting to vote.

How can I access Cabot’s proxy materials and annual report electronically?

This proxy statement and our 2006 Annual Report on Form 10-K are available on our website at www.cabot-corp.com. If you received your annual meeting materials by mail, we encourage you to help conserve natural resources, reduce your company’s printing and mailing costs and reduce the amount of mail you receive by signing up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/us/ecomm to enroll. If you hold stock through Cabot’s employee benefit plans, visit www.econsent.com/cbt to enroll.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/us/ecomm to change your delivery preference or call them at 1-800-730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

The Board of Directors and its Committees

Board of Directors

Cabot’s Board of Directors currently has fourteen members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The Board of Directors met six times in fiscal year 2006. Each director attended at least 85% of the Board meetings and the meetings of the Committees on which he or she served.

Cabot’s Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating, and Safety, Health and Environmental Affairs (the “SH&E Committee”). The Board of Directors has adopted a written charter for each of the Committees (other than the Executive Committee), copies of which are posted on Cabot’s website (www.cabot-corp.com) under the heading “About Cabot — Governance.” Printed copies of these charters may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The Audit, Compensation, Governance and Nominating, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of Mr. Burnes, who is an employee director, and two independent directors.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function. The Audit Committee, among other functions:

•       Has the sole authority to appoint, retain, terminate and determine the compensation of our independent auditor.

•       Monitors the qualifications, independence and performance of our independent auditor and approves professional services provided by the independent auditor.

•       Reviews with our independent auditor the scope and results of the audit engagement.

•       Reviews the activities and recommendations of our internal auditor.

•       Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•       Reviews Cabot’s accounting policies, risk assessment and management policies, control systems and compliance activities.

The other specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, which is attached as Appendix A to this proxy statement. The members of the Audit Committee are John F. O’Brien (Chair), Juan Enriquez-Cabot, Arthur L. Goldstein, Gautam S. Kaji  and Lydia W. Thomas. The Audit Committee met sixteen times in fiscal year 2006. The Report of the Audit Committee is included in this proxy statement on page 19.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•       Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.

•       Establish policies applicable to the compensation, severance or other remuneration of Cabot’s senior management, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•       Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.

•       Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter. The members of the Compensation Committee are John S. Clarkeson (Chair), John H. McArthur, Henry F. McCance, Ronaldo H. Schmitz and Mark S. Wrighton. The Compensation Committee met four times and acted by written consent twice in fiscal year 2006.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The members of the Executive Committee are John S. Clarkeson (Chair), John H. McArthur and Kennett F. Burnes. The Executive Committee held no meetings but took action by written consent twice in fiscal year 2006.

Governance and Nominating Committee

The Governance and Nominating Committee is charged primarily with:

•       Developing and recommending to the Board corporate governance policies and procedures.

•       Identifying individuals qualified to become directors of Cabot.

•       Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.

•       Recommending committee assignments.

•       Leading the annual review of the Board’s performance.

•       Recommending compensation and benefit policies for Cabot’s directors.

The specific responsibilities and functions of the Governance and Nominating Committee are identified in its charter. The members of the Governance and Nominating Committee are John H. McArthur (Chair), John S. Clarkeson, Arthur L. Goldstein, Henry F. McCance and John F. O’Brien. The Governance and Nominating Committee met five times during the 2006 fiscal year.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•       Cabot’s environmental reserve, and risk assessment and management processes.

•       Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, site security and safety issues.

•       Safety, health and environmental training initiatives.

•       Cabot’s safety, health and environmental budget and capital expenditures.

The Committee consults with Cabot’s internal and outside safety, health and environmental advisors regarding these programs. The members of the SH&E Committee are Lydia W. Thomas (Chair), John S. Clarkeson, Juan Enriquez-Cabot, Gautam S. Kaji, Roderick C.G. MacLeod, Ronaldo H. Schmitz and Mark S. Wrighton. The SH&E Committee met three times during the 2006 fiscal year.

Board Retirement Policy

The Board of Directors has a retirement policy for non-employee directors that requires each director who is not a Cabot employee to submit his or her resignation to the Chairman of the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday.

The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to the Board of Directors, (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance and Nominating Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

Compensation of Non-Employee Directors

Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. Each of these components is described in detail below. The total compensation earned by our non-employee directors during fiscal year 2006 is shown in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		Total ($)
John S. Clarkeson	$81,800	$93,000			$174,800
Juan Enriquez-Cabot	$50,950	$93,000	$7.00	(2)	$143,957
Arthur L. Goldstein	$61,150	$93,000			$154,150
Gautam S. Kaji	$57,750	$93,000			$150,750
Roderick C.G. MacLeod	$42,000	$93,000			$135,000
John H. McArthur	$54,050	$93,000			$147,050
Henry F. McCance	$40,400	$93,000			$133,400
John F. O’Brien	$88,550	$93,000			$181,550
Ronaldo H. Schmitz	$42,150	$93,000			$135,150
Lydia W. Thomas	$66,250	$93,000			$159,250
Mark S. Wrighton	$42,150	$93,000	$82.00	(2)	$135,232
Shengman Zhang	$7,750	$46,500			$54,250

(1)          Other than Mr. Zhang, each director was granted 2,500 shares of Cabot common stock on September 29, 2006 under Cabot’s Non-Employee Directors’ Stock Compensation Plan as a portion of his or her compensation for service as a director in the calendar year. Mr. Zhang, who was appointed a director in July 2006, received a pro-rated 1,250 shares on September 29, 2006. The value of the stock awards is based on the closing price of Cabot’s common stock on the grant date ($37.20).

(2)          Represents above-market earnings on compensation that is deferred by these directors pursuant to Cabot’s Deferred Compensation Plan, the terms of which are described in more detail below.

Cash Compensation

The form and amount of compensation paid to Cabot’s non-employee directors is reviewed from time to time by the Governance and Nominating Committee of Cabot’s Board of Directors (the “Governance Committee”). Prior to January 1, 2006, our director compensation arrangements consisted of an annual cash retainer and per meeting fees as follows:

•       An annual cash retainer of $20,000 for each non-employee director.

•       A per meeting fee of $1,700 for attending each Board meeting and each Committee meeting of which he or she was a member.

•       An annual fee of $10,000 for serving as chair of the Audit Committee.

•       An annual fee of $4,000 for serving as chair of any Committee of the Board other than the Audit Committee.

In the first quarter of fiscal 2006, the Governance Committee evaluated the various components and the overall reasonableness of compensation being paid to Cabot’s non-employee directors.  In particular, the Governance Committee assessed the reasonableness of director compensation levels by comparing director compensation paid by Cabot with that paid by companies comparable to Cabot, considered the continued appropriateness of paying per meeting fees and considered the appropriateness of recognizing differences in Committee demands and responsibilities and of Committee chair responsibilities with different retainer amounts. Upon the recommendation of the Governance Committee, Cabot’s Board of Directors eliminated the payment of per meeting fees and approved the cash compensation package described below for non-management directors, effective January 1, 2006:

•       An annual retainer of $31,000 for each non-employee director.

•       An annual retainer of $21,000 for serving on the Audit Committee.

•       An annual retainer of $7,000 for serving on each of the Compensation, SH&E, or Governance Committees.

•       An annual retainer of $30,000 for serving as lead director.

•       An annual retainer of $40,000 for serving as Chair of the Audit Committee.

•       An annual retainer of $10,000 for serving as Chair of the Compensation, SH&E, or Governance Committees.

Stock Compensation

Non-employee directors historically have received an annual grant of Cabot common stock as part of their compensation. Under Cabot’s Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), which was approved by Cabot’s stockholders at the 2006 Annual Meeting of Stockholders, beginning in calendar year 2006 each non-employee director is entitled to receive 2,500 shares of Cabot common stock as a portion of his or her compensation for services performed in the calendar year, provided that the Governance Committee has discretion to increase or decrease the number of shares issuable to each non-employee director in any calendar year after 2006. Accordingly, in calendar year 2006, each non-employee director, except for Mr. Zhang, received a grant of 2,500 shares of Cabot common stock. Mr. Zhang, who was appointed a director in July 2006, received a pro-rated grant of 1,250 shares.

Under the terms of the Directors’ Stock Plan, beginning in calendar year 2007, the Company will issue shares to the non-employee directors on the date of the January Board meeting. The Governance Committee did not change the number of shares issuable in 2007, and, on January 12, 2007, 2,500 shares were issued to each non-employee director (excluding those identified below who elected to defer receipt of their shares). The maximum number of shares of common stock that may be issued under the Directors’ Stock Plan is 350,000 and, as of January 15, 2007, 293,125 shares remained available for issuance under it. No shares may be issued under the Directors’ Stock Plan after March 8, 2016.

Cabot believes that it is desirable for directors to have an equity interest in the Company and encourages all directors to own a reasonable amount of Cabot stock. Accordingly, to align director and stockholder interests and to enhance a director’s long-term perspective, Cabot’s Corporate Governance Guidelines require non-employee directors to have equity ownership in the Company in the range of three times their annual cash retainers. It is expected that this ownership interest will generally be achieved within a three-to-five year period beginning when a director is first elected to the Board. In addition, where equity-based compensation is a component of compensation, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of grant or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving Program

Cabot’s Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for travel expenses incurred for attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel. In addition, spouses of directors are invited to attend the annual meeting of stockholders, for which Cabot pays or reimburses travel expenses.

Cabot has a historical practice of making, upon a director’s retirement from the Board of Directors, a donation of up to $25,000 to a charitable organization selected by the director.

Deferred Compensation

Under the Cabot Corporation Deferred Compensation Plan, directors can elect to defer receipt of their cash compensation for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in phantom stock units). At the end of the deferral period, the deferred compensation is paid to the director either in a lump sum or in installments over five, ten or fifteen years. Messrs. Clarkeson and McCance elected to defer receipt of their calendar year 2006 cash compensation and treat the deferred amounts as invested in phantom stock units. Messrs. Enriquez-Cabot and Wrighton elected to defer receipt of their calendar year 2006 cash compensation with interest credited at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during 2006 was 5.86%.

Under the Non-Employee Directors’ Stock Deferral Plan, directors also may defer receipt of the shares of common stock issuable to them under the Non-Employee Directors’ Stock Compensation Plan for a period of at least three years or until they cease to be members of the Board of Directors. For each share of stock deferred, a director is credited with one phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during 2006 was 5.86%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years. Messrs. Clarkeson, Enriquez-Cabot, McArthur, McCance, Schmitz and Zhang elected to defer their 2006 stock awards.

Proposal 1 — Election of Directors

Introduction

Five directors are proposed to be elected at the annual meeting. Cabot’s Board of Directors is divided into three classes serving staggered terms. The terms of Kennett F. Burnes, John S. Clarkeson, Roderick C.G. MacLeod and Ronaldo H. Schmitz expire this year and Cabot’s Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2010. All of them are current directors elected by stockholders at previous annual meetings. On July 14, 2006, Cabot’s Board of Directors elected Shengman Zhang as a director. Our By-laws provide that any director elected by the Board to fill a newly created directorship shall hold office until the next annual meeting of stockholders. Accordingly, Mr. Zhang’s term expires at the 2007 annual meeting. The Board of Directors has nominated him for election to the class of directors whose term expires in 2010. John H. McArthur will retire at the annual meeting in accordance with the Board’s retirement policy. Upon the election of the nominated directors, Cabot’s Board of Directors will have thirteen members.

We expect that all of the nominees will be available for election but, if any of the nominees is not available at the time of the annual meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than five nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes cast “for” this election represent a majority of the votes cast in the nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its five nominees.

Certain Information Regarding Directors

Set forth below is the principal occupation and other information about the nominees and the directors whose terms of office will continue after the annual meeting based on information furnished to us by each nominee and director as of December 29, 2006 (unless otherwise indicated).

Dirk L. Blevi
Age: 57
Position: Executive Vice President; General Manager, European region
Committee Memberships: None
Director since: September 2004
Term of Office Expires: 2009
Business Experience:
Cabot Corporation:

Executive Vice President — September 2004 to present
Vice President — February 1994 to September 2004
General Manager, European region — 2000 to present
General Manager, plastics business group — 1993 to 2000
Various positions in plastics business group — 1975 to 1993

Directorships:
None

Kennett F. Burnes (Nominee for Election)
Age: 63
Position: Chairman, President and Chief Executive Officer
Committee Membership: Executive
Director since: 1992
Term of Office Expires: 2007
Business Experience:
Cabot Corporation:

Chairman and Chief Executive Officer — 2001 to present
President — 1995 to present
Chief Operating Officer — 1996 to 2001
Executive Vice President — 1988 to 1995

Directorships:
State Street Corporation*
State Street Bank and Trust Company
The Schepens Eye Research Institute
The New England Conservatory of Music

John S. Clarkeson, Lead Director (Nominee for Election)
Age: 64
Committee Memberships: Compensation (Chair), Executive (Chair),
Governance and Nominating and SH&E
Director since: 1998
Term of Office Expires: 2007
Business Experience:

The Boston Consulting Group, Inc. (management consulting):
Co-Chairman of the Board — January 2004 to present
Chairman of the Board — 1998 to December 2003
Chief Executive Officer and President — 1986 to 1997

Directorships:
The Boston Consulting Group, Inc.

Juan Enriquez-Cabot
Age: 47
Committee Memberships: Audit and SH&E
Director since: 2005
Term of Office Expires: 2008
Business Experience:

Biotechonomy (life sciences research and investment firm):
Chairman of the Board and Chief Executive Officer — 2003 to present

Harvard Business School, Life Science Project:
Director — 2001 to 2003

Harvard University:
David Rockefeller Center Researcher — 1997 to 2001

Directorships:
J. Craig Venter Institute
Synthetic Genomics
Excel Medical Ventures

*                     Indicates a company with a class of securities registered under the Securities Exchange Act of 1934.

Arthur L. Goldstein
Age: 71
Committee Memberships: Audit and Governance and Nominating
Director since: 1995
Term of Office Expires: 2008
Business Experience:

Ionics, Incorporated (water purification):
Chairman of the Board — 1990 to May 2004 (retired)
President and Chief Executive Officer — 1971 to 2003

Directorships:
State Street Corporation*
State Street Bank and Trust Company

Gautam S. Kaji
Age: 65
Committee Memberships: Audit and SH&E
Director since: 1998
Term of Office Expires: 2008
Business Experience:

Centennial Group, Inc. (strategic advisory firm):
Founder and Chairman of the Board — 1998 to present

World Bank:
Managing Director, Operations
World Bank Group in Asia and Africa — 1994 to 1997 (retired)
Chairman, Loan Committee
Regional Vice President, East Asia and Pacific, World Bank — 1991 to 1994
Various other positions from 1968

Directorships:
Infrastructure Development Finance Co.
LEWA (USA) Inc.
The Nature Conservancy — Asia Council Member

Roderick C.G. MacLeod (Nominee for Election)
Age: 56
Committee Memberships: SH&E
Director since: 1998
Term of Office Expires: 2007
Business Experience:

Waverley Investments Ltd. (private equity investment company):
Co-founder and Principal — 1999 to present

St. Martins Finance Ltd (private equity investment company):
Co-founder and Principal — 1985 to 2005

Directorships:
BNB Recruitment Solutions plc
E.I.E.C. S.A.
Oxford Virtual Markets Ltd.

*                     Indicates a company with a class of securities registered under the Securities Exchange Act of 1934.

Henry F. McCance
Age: 63
Committee Memberships: Compensation and Governance and Nominating
Director since: 2005
Term of Office Expires: 2008
Business Experience:

Greylock Management Corporation (private venture capital firm):
Chairman of the Board — 1997 to present
President — 1990 to present

Directorships:
Praecis Pharmaceuticals Incorporated*

John F. O’Brien
Age: 63
Committee Memberships: Audit (Chair) and Governance and Nominating
Director since: 1990
Term of Office Expires: 2009
Business Experience:

Allmerica Financial Corporation (holding company):
President and Chief Executive Officer — 1995 to 2002 (retired)

First Allmerica Financial Life Insurance Company:
President and Chief Executive Officer — 1989 to 2002

Allmerica Investment Trust (investment company):
Chairman of the Board — 1989 to 2002

Allmerica Securities Trust (investment company):
Chairman of the Board — 1989 to 2002

Directorships:
Cluster of mutual funds managed by BlackRock, Inc.*
LKQ Corporation*
The TJX Companies, Inc.*
Ameresco Incorporated

Ronaldo H. Schmitz (Nominee for Election)
Age: 68
Committee Memberships: Compensation and SH&E
Director since: 2001
Term of Office Expires: 2007
Business Experience:

Deutsche Bank AG (banking): Former Executive Director Deutsche Bank Group
Member of the Group Board — 1991 to 2000 (retired)
Executive Vice President — 1990

BASF AG:
Member of the Board of Managing Directors — 1980 to 1990

Directorships:

GlaxoSmithKline plc*
Legal & General Group plc*
Rohm and Haas Company*
Sick AG

*                     Indicates a company with a class of securities registered under the Securities Exchange Act of 1934.

l

Lydia W. Thomas
Age: 62
Committee Memberships: Audit and SH&E (Chair)
Director since: 1994
Term of Office Expires: 2009
Business Experience:

Mitretek Systems, Inc. (research and development for public interest):
President and Chief Executive Officer — 1996 to present
Senior Vice President and General Manager — 1996

The MITRE Corporation, Center for Environment,
Resources and Space:
Senior Vice President and General Manager — 1992 to 1996
Vice President — 1989 to 1992
Technical Director — 1982 to 1989

Directorships:

Charles Stark Draper Laboratory Inc.
Northern Virginia Technology Council
United States Energy Association

Mark S. Wrighton
Age: 57
Committee Memberships: Compensation and SH&E
Director since: 1997
Term of Office Expires: 2009
Business Experience:

Washington University in St. Louis:
Chancellor and Professor of Chemistry — 1995 to present

Massachusetts Institute of Technology:
Provost — 1990 to 1995
Head of Department of Chemistry — 1987 to 1990

Directorships:

A.G. Edwards, Inc.*
Brooks Automation*

Shengman Zhang (Nominee for Election)
Age: 49
Committee Memberships:  None
Director since: July 2006
Term of Office Expires: 2007
Business Experience:

Citigroup:
Chief Operating Officer, Corporate & Investment Banking, Asia Pacific — September 2006 to present
Vice-Chairman, Global Banking — February 2006 to present

World Bank Group:
Managing Director, World-Wide Operations — 2001 to 2006
Various other positions at World Bank — 1993 to 2001

Chinese Government:
Director General, Ministry of Finance — 1990 to 1993

Directorships:

None

*                     Indicates a company with a class of securities registered under the Securities Exchange Act of 1934.

Corporate Governance Matters

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines for the Company, which address the following matters, among others:  director qualifications, Board Committees, director retirement, director compensation, Board performance evaluations, the conduct of Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.”  Printed copies of Cabot’s Corporate Governance Guidelines may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Director Independence

Cabot’s Board of Directors, upon the recommendation of its Governance and Nominating Committee, has determined that all of Cabot’s non-management directors are “independent” under the Board’s director independence standards and under the corporate governance rules of the New York Stock Exchange (the “NYSE”). The Governance and Nominating Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines, which are set forth in Appendix B to this proxy statement. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance and Nominating Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all relationships between the directors and Cabot, the Board concluded that all of the non-management directors either had no relationship or an immaterial relationship with Cabot.

With respect to Mark S. Wrighton, Chancellor of Washington University, the Board noted that during fiscal year 2005 the Cabot Corporation Foundation agreed to make a $60,000 contribution in each of fiscal years 2006 and 2007 to support a scholar in an MBA program in Washington University’s McDonnell International Scholars Academy. To qualify for the McDonnell International Scholars Academy, the candidate had to have earned an undergraduate degree from a partner research university in Asia and be a candidate for a graduate or professional degree in any program in Washington University. While Cabot was able to indicate to Washington University its candidate preference, Washington University selected the scholar. It is expected that the scholar will have an opportunity to spend time at Cabot facilities in the United States. Through its association with Washington University as a founding partner in the development of the McDonnell International Scholars Academy, Cabot benefits by having access to people at the partner research universities and exposure at various times to a talented group of students at the Academy, which may create hiring opportunities for Cabot. The Board determined that the contribution to Washington University will not impair Dr. Wrighton’s ability to exercise independent judgment as a director of Cabot. The amount contributed by Cabot was less than 0.1% of the total contributions made to Washington University during the 2006 fiscal year.

Lead Director

Cabot’s Corporate Governance Guidelines require that an independent director be appointed as lead director when the Chairman of the Board is not an independent director. The lead director sets the agenda for executive sessions of non-management directors and presides at such meetings. The lead director communicates with the Chairman of the Board to provide feedback and also to implement the decisions and recommendations of the non-management directors. In March 2005, Cabot’s independent directors selected John S. Clarkeson as lead director.

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2006, all of Cabot’s directors attended the annual meeting except Mr. McArthur, who was not able to attend.

Code of Business Conduct and Ethics

Cabot has adopted Global Ethics and Compliance Standards, a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Global Ethics and Compliance Standards are posted on our website (www.cabot-corp.com) under the caption “About Cabot — Governance” and printed copies may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the lead director by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding the Company’s accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance and Nominating Committee Processes for Director Nominations

The Governance and Nominating Committee (the “Governance Committee”) identifies potential candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the full Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under NYSE and SEC rules and Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflects a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance with respect to Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. Cabot also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all Board and applicable Committee meetings. Historically, two Board members have been members of the extended Cabot family because of the family’s historical stock ownership in the Company. These members are Roderick C.G. MacLeod and Juan Enriquez-Cabot.

Generally, the Governance Committee identifies candidates through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third party search firms or any other source it deems appropriate. Mr. Zhang was recommended as a candidate for Cabot’s Board by one of our non-management directors.

The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, CEO, other executive officers, third party search firms or other sources.

The Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in our By-laws. Those procedures require a stockholder to notify the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed nominee not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice to the Secretary should include the following:

•       the candidate’s name, age and address;

•       the candidate’s principal occupation or employment;

•       the class and number of shares of Cabot stock, if any, owned by the candidate;

•       the name and address of the stockholder as they appear on the Company’s books;

•       the class and number of shares of Cabot stock owned by the stockholder as of the record date for the annual meeting (if this date has been announced) and as of the date of the notice;

•       the dates on which the stockholder acquired Cabot stock and documentary support for his or her beneficial ownership;

•       a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•       a description of all arrangements or understandings between the stockholder and the candidate;

•       any other information regarding the candidate or stockholder that would be required to be included in a proxy statement relating to the election of directors; and

•       a statement signed by the candidate confirming that, if elected, he or she will comply with Cabot’s Global Ethics and Compliance Standards, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the directors.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of five non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the NYSE and the SEC as to independence and financial literacy. The Board has determined that Messrs. Goldstein, Kaji and O’Brien and Dr. Thomas are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “The Board of Directors and its Committees — Audit Committee.”  One of its primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal year 2006.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the year ended September 30, 2006.

Review of Financial Statements and Other Matters with Independent Accountant

The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with that firm its independence from Cabot.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

January     29, 2007

John F. O’Brien (Chair)

Juan Enriquez-Cabot

Arthur L. Goldstein

Gautam S. Kaji

Lydia W. Thomas

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

On December 19, 2006, Cabot’s Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as Cabot’s independent registered public accounting firm and appointed Deloitte & Touche LLP (“D&T”) for the fiscal year ending September 30, 2007.

The reports of PwC on Cabot’s consolidated financial statements for the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended September 30, 2006 and 2005, and through December 19, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on Cabot’s financial statements for such years.

In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during Cabot’s fiscal years ended September 30, 2006 and 2005, and through December 19, 2006. The Item 4 section of the Company’s Form 10-Q for the quarter ended December 31, 2004 included the following disclosure: “The Company’s Chairman of the Board, President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2004. As part of that evaluation, however, the officers determined the Company had incorrectly applied revenue recognition rules in a specific situation involving one product for one customer. We have addressed this issue and are improving our controls and procedures in this area as part of our preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.” The Company did not consider this to be a material weakness in the design or operation of its internal control over financial reporting. As of March 31, 2005, the Company’s Chairman of the Board, President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer determined that the Company’s disclosure controls and procedures, including those relating to the issue described above, were effective.

During the fiscal years ended September 30, 2006 and 2005, and through December 19, 2006, neither Cabot nor anyone on its behalf consulted with D&T regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from PricewaterhouseCoopers LLP and Deloitte & Touche LLP are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal year 2007.

Independent Public Accountant Fees and Services

For the fiscal years ended September 30, 2005 and 2006, PricewaterhouseCoopers LLP billed us the amounts set forth below for professional services rendered in connection with audit, audit-related, tax and other professional services.

Services Rendered	Fiscal 2006	Fiscal 2005
Audit Fees	$6,402,100	$6,029,500
Audit-Related Fees	$173,100	$227,500
Tax Fees	$0	$207,000
All Other Fees	$0	$0

The audit services include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit and attestation of management’s evaluation of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

The audit-related services for each of fiscal years 2005 and 2006 consisted primarily of fees for audits of employee pension and other benefit plans and a statutory audit of Cabot’s captive insurance company. The audit-related services for fiscal year 2005 also included internal control consultations associated with preparation for Sarbanes-Oxley Section 404.

For fiscal year 2005, tax services consisted of $105,000 for tax compliance and preparation services and $102,000 for tax advisory services, primarily associated with ongoing tax audits.

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for up to a year and relates to a particular category or group of services and is subject to an authorized amount. In other cases, specific pre-approval is required. To ensure compliance with the policy, the Audit Committee requires the independent auditor to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such service does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

The Audit Committee approved all services provided to Cabot by PricewaterhouseCoopers LLP during the 2006 fiscal year.

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of December 29, 2006 by each person known by Cabot to own beneficially more than 5% of our outstanding common stock, by each director of Cabot, by each executive officer named in the Summary Compensation Table below, and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares (1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
State Street Bank and Trust Company, acting in various fiduciary capacities 225 Franklin Street Boston, MA	7,116,564	(3)	10.27%
SPO Advisory Corp. 591 Redwood Highway, Suite 3215 Mill Valley, CA.	9,050,650	(4)	13.06%
Franklin Resources, Inc. (and advisory subsidiaries) One Franklin Parkway San Mateo, CA	4,458,672	(5)	6.43%
Lazard Asset Management LLC 30 Rockefeller Plaza, 57th Floor New York, NY	3,740,994	(6)	5.40%
S.A.C. Capital Associates, LLC P.O. Box 58, Victoria House The Valley, Anguilla, British West Indies	3,662,500	(7)	5.28%
Directors and Executive Officers
Brian A. Berube	74,688		*
Dirk L. Blevi	51,917		*
William J. Brady	155,410		*
Kennett F. Burnes	903,175		1.30%
John S. Clarkeson	11,000	(8)	*
Juan Enriquez-Cabot	2,100	(9)	*
Arthur L. Goldstein	17,500		*
Gautam S. Kaji	12,700		*
Roderick C.G. MacLeod	50,600		*
Jonathan P. Mason	26,659		*
John H. McArthur	1,809	(10)	*
Henry F. McCance	0	(11)	*
John F. O’Brien	26,100		*
Ronaldo H. Schmitz	4,000	(12)	*
Lydia W. Thomas	18,900		*
Mark S. Wrighton	17,100		*
Shengman Zhang	0	(13)	*
Directors and executive officers as a group (19 persons)	1,552,891	(14)	2.24%

   *            Less than one percent.

       (1)   For Cabot’s executive officers, other than Mr. Blevi, the number includes shares held for their benefit by the trustees of Cabot’s Retirement Savings Plan. The Retirement Savings Plan has two components, a 401(k) plan with a Company matching contribution and an employee stock ownership plan and, therefore, the number includes (a) shares of common stock held for their benefit by The Vanguard Fiduciary Trust Company, the trustee of the common stock portion of the Retirement Savings Plan, representing Company contributions as of December 29, 2006 and (b) shares of common stock issuable upon conversion of Series B ESOP convertible preferred stock held for their benefit by State Street Bank and Trust Company, trustee of the convertible preferred stock portion of the Retirement Savings Plan, as of December 29, 2006. The shares of common stock allocated to the accounts of Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our common stock and the shares of convertible preferred stock allocated to the accounts of Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our convertible preferred stock. Mr. Blevi is not a participant in the Retirement Savings Plan.

       (2)   The calculation of percentage of ownership of each listed beneficial owner is based on 69,304,738 shares outstanding, which equals the number of shares of common stock issued and outstanding on December 29, 2006 and the number of shares of common stock issuable upon conversion of the convertible preferred stock issued and outstanding on December 29, 2006. As of December 29, 2006, there were issued and outstanding 64,223,443 shares of our common stock and 34,713.4720 shares of our convertible preferred stock, which were convertible into 5,081,295 shares of common stock. The common stock and convertible preferred stock vote together as a single class.

       (3)   Based on a Schedule 13G filed with the SEC on February 14, 2006 by State Street Bank and Trust Company, acting in various fiduciary capacities (“State Street”), and includes: (i) 876,925 shares with respect to which State Street has sole voting power and 6,239,639 shares with respect to which it has shared voting power; and (ii) 7,116,564 shares with respect to which it has shared dispositive power. Of the shares with respect to which State Street shares voting and dispositive power, in each case 6,239,639 of such shares represent the shares of common stock issuable upon conversion of the convertible preferred stock held by State Street as trustee of the convertible preferred stock portion of the Cabot Retirement Savings Plan. State Street has disclaimed beneficial ownership of the shares covered by its Schedule 13G/A.

       (4)   Based on a Schedule 13D/A filed with the SEC on June 20, 2006 by SPO Advisory Corp. on behalf of itself and SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners II, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), John H. Scully (“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”), the William and Susan Oberndorf Trust dated October 19, 1998 (the “Oberndorf Trust”), Oberndorf Family Partners (“OFP”) and Betty Jane Weimer.

The Schedule 13D/A reports that (1) SPO has sole voting and dispositive power with respect to 8,297,600 shares; (2) SPO Advisory Partners has sole voting and dispositive power with respect to 8,297,600 shares solely in its capacity as the sole general partner of SPO; (3) SFP has sole voting and dispositive power with respect to 309,400 shares; (4) SF Advisory Partners has sole voting and dispostive power with respect to 309,400 shares solely in its capacity as the sole general partner of SFP; (5) SPO Advisory Corp. has (i) sole voting power and sole dispositive power with respect to 8,297,600 shares solely in its capacity as the sole general partner of SPO Advisory Partners and (ii) sole voting power and sole dispositive power with respect to 309,400 shares solely in its capacity as the sole general partner of SF Advisory Partners; (6) JHS may be deemed to have shared voting and dispositive power with respect to 8,607,000 shares solely in his capacity as one of three controlling persons of SPO Advisory Corp.; and (7) WJP may be deemed to have shared voting and dispositive power with respect to 8,607,000 shares solely in his capacity as one of three controlling persons of SPO Advisory Corp.

The Schedule 13D/A further reports that WEO has shared voting and shared dispositive power with respect to 9,050,650 shares. Of these shares, 8,607,000 may be deemed to be beneficially owned by WEO solely in his capacity of one of the three controlling persons of SPO Advisory Corp.; 333,650 shares may be deemed to be beneficially owned by WEO solely in his capacity as trustee of the Oberndorf Trust; 100,000 shares may be deemed to be beneficially owned by WEO solely in his capacity as the sole general partner of OFP; and 10,000 shares are owned by WEO solely in his capacity as trustee for the account of his children.

On August 8, 2006, SPO Advisory Corp. filed with the SEC a Statement of Changes in Beneficial Ownership on Form 4 on behalf of itself, SPO Advisory Partners, SPO, JHS, WEO and WPJ reporting beneficial ownership of 9,512,850 shares, which represented 13.73% of the total of the shares of common stock issued and outstanding on December 29, 2006 and the shares of common stock issuable upon conversion of the convertible preferred stock issued and outstanding on December 29, 2006.

       (5)   Based on a Schedule 13G/A filed with the SEC on February 7, 2006 by Franklin Resources, Inc. (“FRI”) on behalf of itself and Charles B. Johnson (principal shareholder of FRI), Rupert H. Johnson, Jr. (principal shareholder of FRI) and Franklin Advisers, Inc. (investment adviser), and includes: (i) 2,489,103 shares held by Franklin Advisors, Inc. with respect to which it has sole voting power and 2,499,403 shares with respect to which it has sole dispositive power; (ii) 944,869 shares held by Franklin Templeton Portfolio Advisors, Inc. with respect to which it has sole voting and dispositive power; (iii) 839,700 shares held by Franklin Advisory Services, LLC with respect to which it has sole voting power and 843,800 shares with respect to which it has sole dispositive power; (iv) 109,200 shares held by Franklin Templeton Investments Corp. with respect to which it has sole voting and dispositive power; (v) 31,100 shares held by Templeton Asset Management Ltd. with respect to which it has sole voting and dispositive power; (vi) 14,000 shares held by Fiduciary Trust Company International with respect to which it has sole voting power and 16,000 shares with respect to which it has sole dispositive power; and (vii) 14,300 shares held by Franklin Templeton Investment Management Limited with respect to which it has sole dispositive power. Each of these entities is an investment advisory subsidiary of FRI. The Schedule 13G/A further reports that FRI, the principal shareholders, Franklin Advisors, Inc. and its advisory subsidiaries disclaim beneficial ownership of the shares.

       (6)   Based on a Schedule 13G filed with the SEC on February 3, 2006 by Lazard Asset Management LLC, and includes (i) 3,709,063 shares with respect to which Lazard has sole voting power and (ii) 3,740,994 shares with respect to which Lazard has sole dispositive power.

       (7)   Based on a Schedule 13G filed with the SEC on May 22, 2006 on behalf of S.A.C. Capital Advisors, LLC; S.A.C. Capital Associates, LLC; S.A.C. Capital Management, LLC; and Steven A. Cohen.  The Schedule 13G reports that the four reporting persons have shared voting and shared dispositive power with respect to the 3,662,500 shares. The Schedule 13G further reports that SAC Capital Advisors, SAC Capital Management and Mr. Cohen own directly no shares of Cabot stock and disclaim any beneficial ownership. Pursuant to investment agreements, each of SAC Capital Advisors and SAC Capital Management share all voting and investment power with respect to the securities held by SAC Capital Associates. Mr. Cohen controls each of SAC Capital Advisors and SAC Capital Management.

       (8)   Mr. Clarkeson has shared voting and investment power for 2,000 shares of the stock. Excludes 4,500 shares the receipt of which Mr. Clarkeson has deferred under applicable Cabot deferred compensation plans.

       (9)   Mr. Enriquez-Cabot has shared investment power for these shares. Excludes 2,500 shares the receipt of which Mr. Enriquez-Cabot has deferred under applicable Cabot deferred compensation plans.

(10)   Excludes 2,500 shares the receipt of which Mr. McArthur has deferred under applicable Cabot deferred compensation plans.

(11)   Mr. McCance has deferred receipt of 2,500 shares of Cabot comon stock under applicable Cabot deferred compensation plans.

(12)   Excludes 4,500 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.

(13)   Mr. Zhang has deferred receipt of 1,250 shares of Cabot common stock under applicable Cabot deferred compensation plans.

(14)   Shares of our common stock shown as being beneficially owned by directors and executive officers as a group include: (i) 21,728 shares held for their benefit by The Vanguard Fiduciary Trust Company, as trustee of the common stock portion of the Retirement Savings Plan; and (ii) 46,984 shares (issuable upon conversion of approximately 321 shares of convertible preferred stock) held for their benefit by the State Street Bank and Trust Company, as trustee of the convertible preferred stock portion of the Retirement Savings Plan.

Executive Compensation

Compensation Committee Report on Executive Compensation

The Compensation Committee has overall responsibility for establishing compensation for the Company’s chief executive officer and its other senior officers. It also administers the Company’s incentive compensation plans. The full text of the Compensation Committee’s charter is available on the Company’s website at www.cabot-corp.com.

Objectives of Executive Compensation Program

The objectives of Cabot’s executive compensation programs are to (a) motivate the Company’s senior managers in achieving long-term value for the Company’s stockholders and other business objectives of the Company, (b) attract and retain highly qualified individuals, (c) recognize individual, business group or function and Company performance and behavior consistent with the Company’s values, and (d) create significant stock ownership in the Company’s senior managers in order to align their financial interests with the long-term interests of the Company’s stockholders. To achieve these objectives, the Committee believes that the compensation paid to executive officers should be closely linked to the achievement of annual and long-term performance goals.  The Committee awards compensation that is based upon Company, specific business group or function, and individual performance and that is designed to motivate the Company’s executive officers to achieve strategic business objectives and to continue to perform at the highest levels. In keeping with the Company’s executive compensation philosophy and objectives, a material portion of the total compensation awarded to the Company’s executive officers is performance-based and equity-based. The compensation program is generally designed to reward performance that is in the long-term interests of Cabot’s stockholders.

In order to achieve its objectives, the principal elements of Cabot’s compensation program for its executive officers are annual cash and long-term incentive compensation.  Annual cash compensation includes base salary and performance-based incentive awards. Long-term incentive compensation consists of purchase restricted stock or stock options.

The Committee evaluates and makes determinations concerning each executive officer’s base salary, short-term incentive compensation and long-term incentive compensation each year. Each compensation decision is made in light of the executive officer’s performance and expectations for such officer’s future performance, and with a view to ensuring that such officer’s total compensation is competitive and reasonable.  In evaluating the performance and expectations for future performance of each executive officer (other than Mr. Burnes, the Company’s Chairman of the Board, President and Chief Executive Officer), the Committee takes into consideration the views of Mr. Burnes, and of such officer’s other senior management colleagues. In addition, the Committee has engaged a third party independent compensation consulting firm to benchmark the overall competitiveness and reasonableness of each executive officer’s compensation. For these purposes, the Committee considers market survey data as well as compensation data provided by the consultant for two peer groups, one consisting of companies in the specialty chemicals industry with revenues similar to Cabot’s that have similar businesses in similar markets as Cabot (the “industry peer group”), and the other consisting of companies with a similar business model as Cabot for the creation and development of new businesses (the “business model peer group”). The outside consultant also provides the Committee with insight into market practices and regulatory issues and an independent perspective on Cabot’s compensation practices and proposed changes in such practices. The internal fairness of compensation within Cabot is also an important factor considered by the Compensation Committee, and the Committee evaluates individual executive compensation by comparing such compensation with that paid to other officers of the Company who have similar levels of responsibility.

The Committee reviews the three principal components of compensation at different times throughout the year, base salaries being established in January, long-term incentive awards in May, and short-term incentive compensation awards in November. In reviewing each component the Committee considers the officer’s performance, the internal fairness of the officer’s total compensation, and updated competitive analyses. Tally sheets that detail each element of an executive officer’s compensation are reviewed at least annually by the Committee. The tally sheets quantify the unrealized gain and dividends paid on shares of unvested purchase restricted stock, however, these amounts are not formally considered by the Committee in setting elements of compensation.

It is the intent of the Committee that base salary levels and performance-based cash incentive payment targets be set at or slightly below the mid-market, using the analyses of the peer groups of companies. Target annual long-term incentive award values are set at or slightly above the mid-market, using the analyses of the peer groups of companies.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1,000,000 on the amount of compensation Cabot may deduct in any one year with respect to its CEO or any of the next four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. Cabot does not currently pay any compensation under a plan approved by stockholders that would be exempt from the deduction limits of Section 162(m). However, if stockholder approval of the Short-Term Incentive Compensation Plan is obtained at the 2007 Annual Meeting of Stockholders, performance-based annual incentive awards payable to the CEO and the next four most highly compensated executive officers will be made under that Plan beginning in 2007 and any such compensation will constitute performance-based compensation not subject to Section 162(m) of the Code. As currently granted by the Company, purchase restricted stock awards and stock option awards are not considered performance-based under Section 162(m) of the Code. While the Compensation Committee generally considers the tax and accounting consequences of various compensation arrangements in establishing an appropriate compensation program for executive officers, to maintain flexibility in compensating Cabot’s executive officers in a manner designed to promote long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Elements of Executive Compensation

Base Salary.   Increases in an officer’s base salary are based primarily on the officer’s performance, his or her duties and responsibilities, expectations concerning the individual’s long-term potential at Cabot, the fairness of the salary within Cabot and salary levels in the competitive market. The Committee reviews and establishes the base salaries of the Company’s officers each year, although they are not necessarily increased every year.

Performance-Based Annual Cash Incentive Awards.   Performance-based annual incentive awards made to the executive officers are based primarily on an evaluation of performance against objectives that are set at the beginning of the fiscal year. The performance objectives include Company-wide, business unit and functional area goals, as well as individual performance goals.

For fiscal year 2006, the Company-wide performance goals established by the Committee included Company-wide revenue and profitability goals and other financial goals derived from the Company’s annual business plan, as well as non-financial goals set forth in the Company’s long-range plans established by the business units and functional areas of the Company. In assessing the Company’s performance, the Committee also considered the Company’s performance relative to that of the industry peer group and business model peer group based on the following measures:  (i) earnings per share; (ii) return on equity;

(iii) return on assets; and (iv) total shareholder value return. The Committee does not assign a specific weight to the performance goals, and in assessing performance against objectives, the Committee considered actual results against the specific deliverables associated with each objective and business plan, the complexities inherent in each objective, the level of achievement against the objectives and market conditions. The Committee then made an overall assessment and judgment about each executive officer’s performance and considered prior year awards, internal equity, and the overall market competitiveness of each officer’s total cash and total compensation to determine the amount of the incentive bonus award. After considering the recommendations of Mr. Burnes and the Vice President of Human Resources, the Committee established a short-term incentive compensation pool for all eligible employees and allocated amounts from the pool to the executive officers of the Company. Twenty percent of the total short-term incentive compensation award pool in 2006 was granted to the Company’s executive officers, which consists of seven individuals.

Long-Term Incentive Grants.   Long-term incentive grants are primarily intended to link the long-term interests of the executive officers with those of the stockholders,  provide incentive to improve the long-term performance and, therefore, the value of the Company, and to retain successful executives. Historically, under the long-term equity incentive program, participants, including the Company’s executive officers, have been granted a specific number of shares of Common Stock (the “Grant Number”) that the participant may then elect either (i) to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant, or (ii) to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to two times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant or, (iii) for the Company’s executive officers only, a combination of purchase restricted stock and stock options. Both the purchase restricted stock and the stock options are subject to a three-year vesting period, and, except as noted below, the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or total and permanent disability, unless the Committee, in its sole discretion, determines otherwise. Under the terms of the Company’s 1999 Equity Incentive Plan, pursuant to which long-term incentive awards that are scheduled to vest in May 2007 and May 2008 were granted to the Company’s executive officers, if at the time of his or her retirement an employee is 60 years of age and has been employed by the Company for at least 15 years, any unvested equity award held by the employee for at least six months will vest automatically without any action of the Committee upon the satisfaction of certain conditions. The 2006 Long-Term Incentive Plan, which is the only equity incentive plan pursuant to which the Company may currently issue equity awards, does not contain a similar provision. Equity grants are made under the Company’s long-term incentive program in May of each year and, historically, approximately 85% of the awards issued are in the form of purchase restricted stock.

The Committee, after considering the recommendations of Mr. Burnes and the Vice President of Human Resources established a pool of shares issuable to all eligible employees pursuant to the long-term incentive compensation program and then allocated shares from the pool to the executive officers of the Company based upon individual performance and potential, considering specifically each such individual’s contribution and leadership capability. The Committee also considered prior equity awards made to the executive officer, internal equity and competitive market data. Twenty percent of the total shares granted under the program in 2006 were granted to the Company’s executive officers.

Other Compensation.   All of the Company’s United States-based executive officers participate in the Company’s Retirement Savings Plan (“RSP”) (a defined contribution plan), Cash Balance Plan (a hybrid pension plan), Supplemental RSP and Supplemental Cash Balance Plan. The Supplemental RSP and the Supplemental Cash Balance Plan provide benefits to Cabot’s executive officers and other employees in circumstances where the maximum limits established by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code prevent them from receiving some of the benefits provided under the RSP or the Cash Balance Plan. In addition, Mr. Burnes accrues an additional benefit under the ESOP portion of the Supplemental RSP, as well as an additional benefit under the Supplemental Cash Balance Plan, in each case equal to the total benefits he would have accrued in any year under the plans if the maximum limits established under ERISA and the Code were not applicable, with the result that he in total accrues two times the benefit. Mr. Blevi is a participant in the Pension Plan & Life Insurance Plan (a defined benefit plan for managers of Cabot’s Belgium subsidiary). The pension and other benefits provided under these plans are described in this proxy statement under the caption “Employment Contracts and Benefit Plans” beginning on page 30. Company matching and ESOP contributions under the RSP and the Supplemental RSP for the Company’s named executive officers are included under the caption “All Other Compensation” in the Summary Compensation Table on page 32.

The Company provides the executive officers with limited perquisites, consisting principally of financial planning services. Mr. Blevi also receives the use of a car for personal purposes as well as a representation allowance intended to cover business expenses that are not typically reimbursed by the Company.

Share Retention Guidelines and Securities Trading Policies

Share Retention Guidelines.   The Company does not have formal equity or other security ownership requirements or guidelines for its executive officers, however, because a material portion of each executive officer’s compensation is equity-based and, for United States-based employees, the Company makes retirement plan contributions in the form of Cabot common and preferred stock, the Company’s executive officers generally hold a significant amount of Cabot stock.

Securities Trading Policy.   The Company has a policy that prohibits executive officers from engaging  in any transaction in which they may profit from short-term speculative swings in the value of the Company’s  securities. This includes  “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like). In addition, this policy is designed to ensure compliance with all insider trading rules.

Chief Executive Officer’s Compensation

The Committee reviews and approves the corporate goals and objectives of Mr. Burnes, evaluates his performance in light of those goals and objectives and determines his compensation based on this evaluation.

Base Salary.   Mr. Burnes’ base salary during calendar year 2006 was $850,000, and is the same for calendar year 2007.

Annual Incentive Payment.   The Committee assessed Mr. Burnes’ performance during the year by measuring the Company’s performance under Company-wide financial and non-financial goals, the Company’s performance relative to peer companies and Mr. Burnes’ leadership. In assessing Mr. Burnes’ leadership, the Committee assessed his overall leadership as well as his leadership with respect to (i) strategic planning; (ii) the Company’s financial objectives and results; (iii) product and business process innovation and change; (iv) the development of a leadership pool and succession planning; (v) internal communications; (vi) external relations; and (vii) relations with the Board of Directors. Based on an evaluation of  Mr. Burnes’ performance and a review of market practices with respect to short-term incentive programs within the peer group companies, the Committee awarded Mr. Burnes a $650,000 incentive payment.

Long-Term Incentive Grant.   Infiscal year 2006, Mr. Burnes received a grant of 110,000 shares of Cabot common stock. Under the grant, Mr. Burnes elected to purchase 110,000 shares of restricted stock at a price per share equal to 30% of the market price of the common stock on the date of grant, in accordance with the terms of the award. The grant was based on the Committee’s review of market practices with respect to long-term incentive award programs at Cabot’s peer companies, and with consideration to overall Company performance as well as Mr. Burnes’ leadership and continued contributions to the success of the Company.

Mr.  Burnes’ base salary and short and long-term incentive compensation for fiscal year 2006 were within competitive market practices for CEOs of the companies in both the industry and business model peer groups the Committee reviewed.

Annual CEO Compensation Review

The Committee reviewed all forms of Mr. Burnes’ compensation and balances in equity and retirement plans earned in the last two fiscal years, including base salary, short-term incentive bonuses, and long-term incentive awards. The Committee also reviewed total payment obligations to Mr. Burnes under the Company’s RSP, the Cash Balance Plan, the Supplemental RSP and the Supplemental Cash Balance Plan, the amount payable to him under the Senior Management Severance Protection Plan if his employment is terminated as a result of a change in control, unrealized gains and the value of dividends paid on shares of unvested restricted stock, and the cost of financial planning services, life insurance and health insurance provided by Cabot. Based on its review of all compensation paid or payable, the Committee determined that the total compensation paid to Mr. Burnes is fair and appropriate.

Conclusion

The Committee believes that the Company’s fiscal 2006 executive compensation program met its objectives of attracting and retaining highly qualified management and employees, motivating them to achieve the business objectives of the Company and linking their interest with those of the Company’s stockholders.

January 29, 2007

John S. Clarkeson (Chair)
John H. McArthur
Henry F. McCance
Ronaldo H. Schmitz
Mark S. Wrighton

Employment Contracts and Benefit Plans

All of the United States-based named executive officers participate in Cabot’s Cash Balance Plan, the Retirement Savings Plan, the Supplemental Cash Balance Plan, the Supplemental Retirement Savings Plan and the Death Benefit Protection Plan, which are described below. Mr. Blevi participates in the Belgium Pension Plan described below. In addition, all of the named executive officers are eligible to participate in the 2006 Long-Term Incentive Plan and the performance-based annual incentive award program, which are described above in the Compensation Committee Report on Executive Compensation.

Cash Balance Plan

The Cash Balance Plan is a hybrid pension plan for U.S.-based employees, in which participants accrue benefits in the form of account balances, with a guaranteed rate of return and defined notional contributions. For each year beginning with the Plan year commencing October 1, 1988, Cabot provides participants with annual pay-based credits equal to 3% of eligible compensation (which is generally defined to include base salary and bonus) during the first five years of service, 3.5% for the next five years and 4% after 10 years of service, plus additional credits of 2% of earnings in excess of the Social Security Wage Base. Account balances are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments. For 2006, the interest rate was 4.40%. Participants are 20% vested in the Company’s contributions to their accounts after two years of employment with the Company, 40% vested after three years, 60% vested after four years and 100% vested after five years. At retirement, participants eligible for benefits may receive their vested account balance in a lump sum payment or as a monthly benefit payment having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

Retirement Savings Plan

The Retirement Savings Plan (“RSP”) is a U.S. defined contribution plan and has two components, a 401(k) plan and an Employee Stock Ownership Plan (“ESOP”). Other than certain employees who are subject to collective bargaining agreements, all employees of Cabot and its participating subsidiaries in the U.S. are eligible to participate in the RSP. Under the 401(k) portion, for employees not subject to collective bargaining agreements, Cabot makes a matching contribution of 75% of a participant’s eligible before-tax or after-tax contribution up to 7.5% of the participant’s eligible compensation. This matching contribution is in the form of Cabot stock. Under the ESOP, which is 100% Company funded, participants receive contributions in the form of convertible preferred stock each quarter based upon a pre-determined formula, in an amount at least equal to 4–8% of the employee’s eligible compensation. The actual amount of the contribution in any given quarter varies, depending primarily on Cabot’s stock price. In each quarter of the last three fiscal years, the contributions to each participant’s account have been in an amount equal to 8% of his or her eligible compensation. Participants are 20% vested in the Company’s 401(k) and ESOP contributions to their accounts after two years of employment with the Company, 40% vested after three years, 60% vested after four years and 100% vested after five years.

Supplemental Executive Plans

The Supplemental Cash Balance Plan and the Supplemental Retirements Savings Plan provide benefits to Cabot’s executive officers and other employees in circumstances where the maximum limits established by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code prevent them from receiving some of the benefits provided under the qualified Cash Balance Plan or the RSP. In addition to this benefit, Mr. Burnes accrues an additional benefit under both the ESOP portion of the Supplemental Retirement Savings Plan and the Supplemental Cash Balance Plan, in each case equal to the total benefits he would have accrued in any year under the plans if the maximum limits established under ERISA and the Code were not applicable, with the result that he in total accrues two times the benefit.

Belgium Pension Plan

Mr. Blevi is a participant in the Pension Plan & Life Insurance Plan, a defined benefit plan for managers of Cabot’s Belgian subsidiary, Specialty Chemicals Coordination Center S.A. (the “Belgium Pension Plan”). Upon retirement, participants under the Belgium Pension Plan are entitled to receive a benefit calculated on the basis of 1.20 times the participant’s annual salary limited by a fixed ceiling, plus six times the portion of the participant’s annual salary that exceeds the fixed ceiling, the result of which is then multiplied by the ratio between the participant’s length of service and 40 years. The fixed ceiling is determined annually. In the event of the death of the participant before retirement, benefits in an amount equal to twice the participant’s annual salary are payable. In either case, benefits may be received in a lump-sum or as a monthly pension having equivalent actuarial value. The benefits provided under the Belgium Pension Plan are provided through a group insurance contract that is managed individually for each participant, 100% of the cost of which is borne by Cabot.

Death Benefit Protection Plan

Cabot provides United States-based executive officers and other managers with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage (“DBPP”). No amount is accrued by Cabot for the benefit and, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), the benefit is not funded by insurance on the lives of any of the named executive officers. Cabot’s cost of the program generally is funded by insurance on the lives of various other present and former participants in the DBPP. The value of this benefit, based upon the taxable income it would constitute if it were insurance, has not exceeded $20,000 per year in any of the last three fiscal years for any named executive officer.

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer, Kennett F. Burnes, and to the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2006 (collectively, the “named executive officers”).

						Annual Compensation
Name and Principal		Long-Term Compensation Awards			Other Annual	Restricted Stock	Securities Underlying	All Other
Position	Year	Salary		Bonus($)(3)	Compensation(4)	($)(5)	Options/SARS(#)	Compensation(6)
Kennett F. Burnes	2006	$840,000		$650,000	$10,000	$2,712,600	—	$181,650
Chairman, President	2005	$810,000		—	$22,500	$2,195,600	—	$414,413
and CEO	2004	$798,769		$1,100,000	$12,000	$3,273,200	—	$295,040
Brian A. Berube	2006	$293,750		$150,000	$10,096	$517,860		$53,192
Vice President and	2005	$267,307		$140,000	$9,945	$399,200	—	$58,380
General Counsel	2004	$250,000		$200,000	$10,470	$467,600	—	$48,784
Dirk L. Blevi (1)	2006	$367,359		$150,000	$19,533	$221,940	18,000	$75,444
Executive Vice	2005	$334,276		$150,000	$19,426	—	40,000	$67,852
President and General	2004	$335,503		$340,000	$24,968	—	40,000	$458,920
Manager, Europe
William J. Brady	2006	$350,000		$100,000	$12,408	$863,100	—	$61,645
Executive Vice	2005	$350,000		$140,000	$12,236	$798,400	—	$87,248
President and General	2004	$350,000		$325,000	$12,620	$1,402,800	—	$65,748
Manager, Carbon
Black
Jonathan P. Mason	2006	$251,731	(2)	$280,000	$133,867	$679,008	15,000	$149,878
Executive Vice	2005	—		—	—	—	—	—
President and CFO	2004	—		—	—	—	—	—

(1)          Mr. Blevi is an employee of a Cabot subsidiary in Belgium. Mr. Blevi’s compensation, which is paid in Euros, is reported here in U.S. dollars. For fiscal 2004 compensation, the conversion is based on the exchange rate at September 30, 2004, which was 1 Euro to 1.23310 U.S. dollars; for fiscal 2005, the conversion is based on the exchange rate at September 30, 2005, which was 1 Euro to 1.2045 U.S. dollars; and for fiscal 2006, the conversion is based on the exchange rate at September 29, 2006, which was 1 Euro to 1.2674 U.S. dollars.

(2)          Represents salary earned by Mr. Mason from January 12, 2006 to September 30, 2006.

(3)          Except for Mr. Mason, the amounts reported in this column represent annual incentive payments under Cabot’s short-term incentive program. The $280,000 reported for Mr. Mason is comprised of (i) an annual incentive award of $150,000 for fiscal 2006 under Cabot’s short-term incentive program and (ii) a signing bonus of $130,000, $70,000 of which was paid on the date his employment with Cabot commenced and $60,000 of which was paid upon his completion of six months of employment at Cabot.

(4)          The amounts shown for Mr. Burnes represents payments by Cabot for financial planning services. For Messrs. Berube and Brady, the amounts shown represent payments by Cabot for financial planning services and above-market earnings on deferred compensation paid during the fiscal year as follows:

Above-Market Earnings on Deferred Compensation

	Fiscal 2004	Fiscal 2005	Fiscal 2006
Brian A. Berube	$44	$57	$45
William J. Brady	$254	$186	$154

The amounts shown for Mr. Blevi represent the cost to Cabot of providing Mr. Blevi with a car (lease cost and gas) and also amounts paid to Mr. Blevi as a “representation allowance.”  This allowance is a tax-free lump sum amount paid to managers in Belgium that is intended to cover business-related expenses that are usually not reimbursed by Cabot. The amount of this allowance was 2082.36 Euros in fiscal years 2006, 2005 and 2004. The amount of this allowance has been converted into dollars using the applicable exchange rates identified in note 1 above. The cost of providing a car to Mr. Blevi was $16,894 in 2006; $16,918 in 2005; and $22,400 in 2004.

The amount shown for Mr. Mason represents payments made to, or on behalf of, Mr. Mason for expenses associated with Mr. Mason’s move from Connecticut to Massachusetts in connection with his employment by Cabot pursuant to Cabot’s employee relocation policies and consists primarily of payments for (i) moving costs, (ii) expenses associated with Mr. Mason’s search for a new home in the Boston area, (iii) temporary living arrangements in the Boston area, (iv) general maintenance and upkeep for Mr. Mason’s home in Connecticut pending its sale, (v) closing costs associated with both the sale of his old residence and the purchase of a new residence, (vi) a relocation allowance equal to one month of Mr. Mason’s base salary to cover expenses not specifically covered by the relocation policy, (vii) loss on sale assistance, and (viii) a gross-up to de-fray the tax liability resulting from taxable relocation expenses.

(5)          For all of the named executive officers except for Mr. Mason, the amounts shown represent the intrinsic value of restricted stock granted under Cabot’s long-term incentive program for each of fiscal 2004, 2005 and 2006. The amounts were calculated by taking the closing price of Cabot common stock on the date the grant was approved by Cabot’s Compensation Committee ($33.40 for grants approved on May 13, 2004; $28.52 for grants approved on May 12, 2005; and $35.23 for grants approved on May 11, 2006) and subtracting the amounts paid by the named executive officer to Cabot for the shares. Except for the restricted shares that were gifted to Mr. Mason as described below, the shares of restricted stock vest in their entirety three years from the date of grant. Under the annual long-term incentive program, participants pay 30% of the fair market value on the date of grant of the shares of stock awarded to them. Although Cabot makes loans to certain employees in connection with their purchases of restricted stock under the long-term incentive program, such loans are not permitted to be made to Cabot’s executive officers.

The amount shown for Mr. Mason is comprised of the intrinsic values of (i) the 22,500 shares of restricted stock granted to him under the 2006 long-term incentive program ($554,850) and (ii) the 3,334 shares of gifted restricted stock granted to Mr. Mason under the terms of his offer of employment ($124,158, based on a per share price of $37.24, the closing price of Cabot common stock on January 12, 2007, the date Mr. Mason’s employment at Cabot commenced). For the shares of restricted stock granted under the 2006 long-term incentive program, Mr. Mason paid 30% of the fair market value on the date of grant. The 3,334 shares of gifted restricted stock vest on May 26, 2008.

The following number of shares of restricted stock were granted to each named executive officer in May 2006 under Cabot’s 2006 long-term incentive program:

Mr. Burnes	110,000
Mr. Berube	21,000
Mr. Blevi	9,000
Mr. Brady	35,000
Mr. Mason	22,500

Messrs. Blevi and Mason elected to receive a combination of purchase restricted stock and stock options for their 2006 long-term incentive grants.

The number and value of the aggregate restricted stock holdings for each named executive officer on September 29, 2006 (based on the closing price of Cabot common stock on that date, $37.20), less the purchase price paid by the executive officer to Cabot for such shares, were as follows:

	Number	Dollar Value
Mr. Burnes	360,000	$9,884,900
Mr. Berube	61,000	$1,675,630
Mr. Blevi	9,000	$239,670
Mr. Brady	135,000	$3,708,450
Mr. Mason	25,834	$723,200

Dividends are paid on the restricted stock in the same amount paid to Cabot stockholders.

(6)          For Messrs. Burnes, Berube and Brady, the amounts in this column represent Cabot contributions to the Retirement Savings Plan and the Supplemental Retirement Savings Plan. The dollar amount of the Supplemental Retirement Savings Plan account balances for each of the U.S.-based named executive officers as of September 30, 2006 is as follows: Mr. Burnes: $4,762,850; Mr. Berube: $113,603; Mr. Brady: $315,549; and Mr. Mason: $516.

For Mr. Mason, the amount in this column represents (i) Cabot contributions to the Retirement Savings Plan and the Supplemental Retirement Savings Plan in the amount of $33,223 and (ii) a cash payment of $116,655 made to him in lieu of receiving gifted restricted stock under the terms of his offer of employment. Under those terms, Mr. Mason was offered an award of 10,000 shares of Cabot restricted stock, with 3,333 shares vesting on May 25, 2006, 3,333 shares vesting on May 25, 2007 and the remaining 3,334 shares vesting on May 26, 2008. Mr. Mason was given the opportunity to receive a portion of the restricted stock award in cash at a price of $35.00 per share, with the cash payments to be made at the time the shares would otherwise vest. Mr. Mason elected to receive cash in lieu of the shares that vested in 2006 and that are scheduled to vest in 2007. If Mr. Mason voluntarily resigns from Cabot before an applicable vesting date, he will forfeit the non-vested portion of the award.

For Mr. Blevi, the amounts for 2005 and 2006 consist of Company contributions to retirement plans. The amount for 2004 includes a contribution to retirement plans in the amount of $66,920 and the payment of a bonus of $392,000 to Mr. Blevi in connection with the grant of restricted stock made to him under Cabot’s 2003 long-term incentive program. Employees in Belgium usually pay 100% of the fair market value of the restricted stock granted to them. To make this equity award as nearly equal as possible in economic terms to the awards made to U.S. participants, employees in Belgium (other than executive officers) may borrow funds under Cabot’s loan program to pay the full purchase price of the restricted stock. In this case, two loans may be made, one representing 30% of the purchase price, which is interest-bearing, and one representing 70% of the purchase price, which is interest-free.

Further, at the time that the shares of restricted stock vest, which is generally on the third anniversary of the date of grant, Cabot pays the participant a bonus equal to the value of the interest-free loan. The bonus is considered taxable compensation when it is paid. Mr. Blevi participated in Cabot’s loan program in connection with the grant of restricted stock made to him under the 2003 long-term incentive program, and borrowed $392,000 from Cabot in that year, which represented 70% of the purchase price of the restricted stock. Mr. Blevi paid 30% of the purchase price with his own funds. Under the terms of the 2003 long-term incentive program Cabot agreed to pay a bonus to Mr. Blevi in an amount equal to $392,000 at the time the shares of restricted stock were to vest in May 2006. Prior to Mr. Blevi’s election as a director and his designation as an executive officer of Cabot, the Compensation Committee of the Board of Directors authorized the acceleration of the payment of the $392,000 bonus. Mr. Blevi used this bonus to repay the $392,000 loan.

Option Grants in Last Fiscal Year

The following table sets forth the stock options granted to any of the named executive officers during fiscal year 2006. The stock options were granted at an exercise price equal to the closing market value of Cabot common stock on the date the grant was approved by Cabot’s Compensation Committee.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Option Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Dirk L. Blevi	18,000	19	%(2)	$35.23	5/11/2011	$99,956	$209,900
Jonathan P. Mason	15,000	16	%(2)	$35.23	5/11/2011	$83,297	$174,917

(1)          Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the five-year term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of Cabot’s common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

(2)          Participants in the long-term equity incentive compensation program generally are able to choose to receive their awards in shares of purchase restricted stock or in non-qualified stock options. Messrs. Blevi and Mason both elected to receive a portion of their 2006 long-term incentive award in the form of stock options. As has been the case historically, a significant majority of participants in the 2006 long-term incentive compensation program elected to purchase restricted stock and a relatively small number of participants elected to receive stock options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the fiscal year-end value of unexercised options held by the named executive officers, on an aggregated basis. None of the named executive officers exercised options during fiscal year 2006.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kennett F. Burnes	—	—	—	—
Brian A. Berube	—	—	—	—
Dirk L. Blevi	40,000	98,000	$432,000	$534,660
William J. Brady	50,000	—	$460,000	—
Jonathan P. Mason	—	15,000	—	$29,550

(1)          Represents the difference between the closing price of a share of Cabot common stock on September 29, 2006, as reported on the New York Stock Exchange Composite Transactions ($37.20), and the exercise price of each unexercised in-the-money option held by the name executives.

Pension Plan Table

The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the named executive officers (other than Mr. Blevi) as a single life annuity at age 65 under the Cash Balance Plan and the Supplemental Cash Balance Plan, assuming the officer (other than Mr. Blevi) continues to be employed by Cabot until age 65 at his annual base salary at September 30, 2006 and with an annual bonus equal to the average of his annual bonuses for fiscal years 2004, 2005 and 2006 (except that Mr. Mason’s calculation is based on his 2006 bonus). The lump sum accrued benefits payable to each of the U.S.-based named executive officers as of September 29, 2006 under the Cash Balance Plan and the Supplemental Cash Balance Plan are as follows: Mr. Burnes: $2,056,104; Mr. Berube: $163,001; Mr. Brady: $292,503; and Mr. Mason: $10,738. For Mr. Blevi, the Pension Plan Table sets forth the estimated lump-sum benefit payable to him at age 60 under the Belgium Pension Plan, assuming that he continues to be employed by Cabot until age 60 at his annual base salary at September 30, 2006. The formulas by which benefits are determined under these plans are described in this proxy statement under the caption “Employment Contracts and Benefit Plans” beginning on page 30.

The Pension Plan Table below does not include amounts payable to Messrs. Burnes, Berube, Brady or Mason pursuant to Cabot’s Retirement Savings Plan, the Supplemental Retirement Savings Plan or any post-retirement benefit plans.  Messrs. Burnes, Berube, Blevi and Brady are 100% vested in accrued benefits under the Cash Balance Plan, Supplemental Cash Balance Plan and the Belgium Pension Plan, as applicable. Mr. Mason does not currently have any vested benefits under these plans.

Pension Plan Table

Executive Officer	Annual Benefit	Lump-Sum Benefit
Kennett F. Burnes	$206,000
Brian A. Berube	$100,000
Dirk L. Blevi		$1,066,208(1)
William J. Brady.	$129,000
Jonathan P. Mason	$57,000

(1)          841,256.30 Euros converted to U.S. dollars using the exchange rate as of September 30, 2006, which was 1 Euro to 1.2674 U.S. dollars.

Termination of Employment and Change-in-Control Arrangements

Senior Management Severance Protection Plan

All of the named executive officers are participants in the Senior Management Severance Protection Plan (the “Severance Plan”). The participants in the Severance Plan are determined by the Compensation Committee and as of the date of this proxy statement include twenty-four senior managers of Cabot. The Severance Plan is intended to provide for continuity of management in the event of a change in control and was not adopted in response to any particular takeover threat.

On January 12, 2007, Cabot’s Board of Directors amended the Severance Plan as follows:

•       The severance benefit payable under the Severance Plan was decreased to one times base salary plus bonus from two times base salary plus bonus.

•       The health and welfare benefit continuation period was decreased to one year from two years.

•       A new provision was added requiring Cabot to make a gross-up payment to a participant in the event any payment or benefit made to the participant under the Severance Plan will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”). The gross-up payment is to be in an amount sufficient to make the participant whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Code.

•       The definition of an “eligible employee”, which formerly was defined to mean any Vice President of the Company and any other employee designated as such by the Compensation Committee of the Board of Directors, was amended to mean employees designated by the Compensation Committee.

•       The protection period following a change in control was reduced to two years from three years.

The Severance Plan provides that any amendment to the Severance Plan that adversely affects the benefits or protections of any individual who is a participant as of the date of the amendment will not be effective if a change in control occurs within one year of the amendment. Accordingly, if a change in control of Cabot were to occur within one year from January 12, 2007, the two times salary and bonus benefit, the two year period for health and welfare benefits continuation, and the three year protection period would still be applicable to any individual who was a participant in the Severance Plan at the time of the amendment.

The benefits described above are triggered under the Severance Plan if a participant’s employment is terminated, within the applicable time period following a change in control, for any reason other than cause (as defined in the plan), disability (as defined in the plan), death, or a termination initiated by the participant without good reason (as defined in the plan).  To the extent a participant is entitled to severance benefits of the type provided under the Severance Plan under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, the provision of such other benefits counts toward Cabot’s obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Special Severance Arrangements for Mr. Mason

Under the terms of Mr. Mason’s offer of employment from Cabot, if his employment is terminated as a result of or in connection with a change in the Chairman and CEO, Cabot will pay him 12 months of his base salary as severance, provided that the termination is not for cause or the result of gross misconduct. This severance arrangement terminates on January 12, 2008.

Applicable Provisions in Other Benefit Plans

General summaries of the provisions governing the payment of compensation or benefits upon a change in control of the Company or a participant’s resignation, retirement, or any other termination of employment from Cabot in compensation or benefit plans other than the Severance Plan are set forth below. These provisions apply to all participants in the plans.

Equity Incentive Plans.   The Company has three equity incentive plans, the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan and the 2006 Long-Term Incentive Plan, under which it has issued restricted stock and stock options. No new awards may be made under either the 1996 Equity Incentive Plan or the 1999 Equity Incentive Plan although certain awards made under these plans remain outstanding.

If a participant’s employment terminates by reason of disability or death, any stock options held by the participant will become immediately exercisable and any restricted stock will immediately vest. Stock options will remain exercisable until the earlier of three years from the date on which the participant’s employment ceased and the date on which the award would have terminated had the participant remained an employee.

If a participant’s employment terminates for any reason other than death or disability, except as otherwise determined by the plan administrator, stock options that were not exercisable prior to cessation of employment will terminate immediately and Cabot will have the right to reacquire the participant’s unvested restricted stock. If no purchase price was paid by the participant for the restricted stock it will be forfeited. Stock options that were exercisable prior to termination will remain exercisable until the earlier of three months from the date on which the participant’s employment ceased and the date on which the award would have terminated had the participant remained an employee.

Under the 1999 Equity Incentive Plan, if an employee retires with Company consent, which shall be deemed to have occurred if the employee has reached the age of 60 with a minimum of 15 years of service with the Company, agrees to enter into a two year non-compete agreement with the Company and has not been dismissed “for cause”, any unvested shares of restricted stock held by the employee for at least six months will vest. There is no such provision under the 1996 Equity Incentive Plan or the 2006 Long-Term Incentive Plan.

Upon a change in control of Cabot, all outstanding stock options issued under the equity plans will become immediately exercisable and all shares of unvested restricted stock issued under the equity plans will immediately vest.

Retirement Savings Plan.   With respect to the Company’s 401(k) matching and ESOP contributions to participant accounts, upon retirement from the Company at age 65, or if a participant’s employment terminates by reason of disability or death, any unvested account balances will immediately vest. If a participant’s employment terminates for any other reason, the participant will receive the vested portion of the Company’s contributions to his or her account. Vested amounts are distributed in one lump sum. Amounts invested in Cabot stock may be distributed in shares of Cabot stock if elected by the participant.

Upon a change in control, all unvested Company 401(k) matching and ESOP contributions and associated earnings will immediately vest.

Supplemental Retirement Savings Plan.   The Company’s matching 401(k) and ESOP contributions under the Supplemental Retirement Savings Plan are generally subject to the same provisions as the Retirement Savings Plan with the exception that benefits otherwise payable under the Supplemental Retirement Savings Plan will be forfeited in the event of involuntary termination “for cause.” All distributions are made with shares of Cabot common stock. Participants may elect to receive their distribution in one lump sum or in installments over five, ten or fifteen years.

Cabot Cash Balance Plan.   Upon retirement from the Company at age 65, or if a participant’s employment terminates by reason of disability or death, any unvested account balance will immediately vest.  If a participant’s employment terminates for any other reason, the participant will receive the vested portion of his or her accrued benefit. Participants may elect to receive a distribution of vested amounts in one lump sum payment or as an annuity of equal value.

Upon a change in control, all unvested benefits will immediately vest.

Supplemental Cash Balance Plan.   Benefit rights under the Supplemental Cash Balance Plan are generally subject to the same provisions as the Cash Balance Plan with the exception that benefits otherwise payable from the Cash Balance Plan will be forfeited in the event of involuntary termination “for cause.”  Participants may elect to receive their distribution in one lump sum or as an annuity of equal value.

Rights Afforded Mr. Blevi under Belgian Law

By virtue of his employment with Cabot, Mr. Blevi is entitled to certain rights and protections provided to employees by law in Belgium. The particular rights and protections provided to Mr. Blevi are the same as those provided to all of the Company’s employees in Belgium. Included in these protections is a notice period and severance indemnity that would be due to him in the event the Company terminates his employment for any reason other than cause prior to his natural retirement date. The notice period and severance indemnity is based on a formula, the operation of which, based on his current annual compensation, would currently provide him with an estimated minimum severance indemnity equal to 40 months of his current annual cash compensation, plus 35% for local social security payments on such amount.

Transactions with Related Persons

Under Cabot’s long-term equity incentive program, employees are permitted to satisfy any federal, state, Medicare and Social Security tax that may be due upon the vesting of shares of restricted stock by selling a portion of such vested stock back to the Company. These shares are sold to Cabot at a per share price equal to the closing price of Cabot common stock on the date the shares vest. The amounts listed opposite each executive officer’s name in the table below show the dollar value of Cabot common stock sold to the Company by such executive officer to satisfy his withholding tax obligations on shares of Cabot restricted stock that vested in May 2006.

Name of Executive Officer	$ Value of Shares Sold to the Company
Brian A. Berube	$ 107,195.94
William J. Brady	$ 214,391.87
Kennett F. Burnes	$ 1,353,200.98

On June 28, 2006, Mr. Blevi sold 10,000 shares of Cabot common stock to the Company at a price of $33.50 per share, the closing price of Cabot common stock on that date.

Performance Graphs

The following graphs compare the cumulative total stockholder return on Cabot common stock for the five and ten year periods ending September 30, 2006 with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P 500 Specialty Chemicals Index, the S&P 500 Chemicals Index and the S&P 400 Chemicals Index. The comparisons assume the investment of $100 on October 1, 1996 and October 1, 2001 in Cabot’s common stock and in each of the indices and the reinvestment of all dividends.

Comparison of Five Year Cumulative Total Return

	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2006
Cabot Corporation	$ 100.00	$ 53.60	$ 74.31	$ 102.29	$ 89.24	$ 102.45
S&P 500 Chemicals Index	$ 100.00	$ 100.74	$ 118.77	$ 150.61	$ 155.18	$ 182.51
S&P 500 Specialty Chemicals Index	$ 100.00	$ 111.44	$ 123.49	$ 153.92	$ 158.29	$ 194.83
S&P 500 Stock Index	$ 100.00	$ 79.51	$ 98.91	$ 112.63	$ 126.44	$ 140.08
S&P Midcap 400 Index	$ 100.00	$ 95.30	$ 120.85	$ 142.07	$ 173.54	$ 184.93
S&P 400 Chemicals Index	$ 100.00	$ 101.37	$ 107.91	$ 150.04	$ 164.13	$ 172.21

Comparison of Ten Year Cumulative Total Return

	Sept 30, 1996	Sept 30, 1997	Sept 30, 1998	Sept 30, 1999	Sept 30, 2000	Sept 30, 2001	Sept 30, 2002	Sept 30, 2003	Sept 30, 2004	Sept 30, 2005	Sept 30, 2006
Cabot Corporation	$ 100.00	$ 98.16	$ 92.25	$ 89.40	$ 121.43	$ 250.03	$ 134.02	$ 185.80	$ 255.77	$ 223.13	$ 256.15
S&P 500 Chemicals Index	$ 100.00	$ 125.56	$ 117.69	$ 125.98	$ 100.66	$ 110.51	$ 111.33	$ 131.25	$ 166.45	$ 171.50	$ 201.69
S&P 500 Specialty Chemicals Index	$ 100.00	$ 118.16	$ 97.88	$ 116.78	$ 86.63	$ 102.55	$ 114.28	$ 126.64	$ 157.83	$ 162.32	$ 199.79
S&P 500 Stock Index	$ 100.00	$ 140.45	$ 153.15	$ 195.74	$ 221.74	$ 162.71	$ 129.38	$ 160.94	$ 183.27	$ 205.72	$ 227.92
S&P Midcap 400 Index	$ 100.00	$ 139.11	$ 130.33	$ 163.56	$ 234.25	$ 189.74	$ 180.83	$ 229.31	$ 269.56	$ 329.28	$ 350.89
S&P 400 Chemicals Index	$ 100.00	$ 120.21	$ 84.10	$ 79.36	$ 68.94	$ 80.10	$ 81.20	$ 86.44	$ 120.19	$ 131.47	$ 137.95

Proposal 3 — Approval of Short-Term Incentive Compensation Plan

On September 8, 2006, on the recommendation of the Compensation Committee, Cabot’s Board of Directors established, subject to stockholder approval, the Cabot Corporation Short-Term Incentive Compensation Plan (the “Plan”). Under the Plan, executive officers designated by the Compensation Committee may receive annual cash incentive compensation determined by pre-established performance goals. The Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The U.S. Internal Revenue Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their five most highly paid executive officers unless such payments are made under qualifying “performance-based” compensation plans as defined in the tax laws. One of the requirements for compensation to be performance-based within the meaning of those laws is that the Company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. The material terms that the stockholders approve constitute the framework within which the Compensation Committee would set actual performance goals. Cabot believes that, if the Plan is approved by the stockholders, compensation paid in accordance with the Plan will qualify as performance-based compensation under the Internal Revenue Code.

The Board of Directors believes that approval of the Plan is in the best interests of Cabot and its stockholders and recommends that the stockholders approve its adoption. If the Plan is approved by the stockholders at the 2007 Annual Meeting, performance-based incentive cash awards made in 2007 to the Company’s five most highly paid executive officers will be made under the Plan.

Vote Required

The Plan will be approved upon the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote  “FOR” the approval the Short-Term Incentive Compensation Plan.

Summary of the Short-Term Incentive Compensation Plan

The full text of the Plan is set forth in Appendix C to this proxy statement. The following description of certain proposed features of the Plan is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used in this description have the same meaning as defined in the Plan.

General Description of the Plan

The Compensation Committee shall no later than the ninetieth (90th) day of each fiscal year (i) select officers eligible to participate in the Plan for that year (“Participants”); (ii) determine the Performance Goals (defined below) that must be achieved in order for awards to be paid under the Plan; and (iii) determine the total amount which may be available for payout to Participants based on the relative level of attainment of the Performance Goals.  Following the close of each fiscal year, the Compensation Committee will determine whether the Performance Goals were achieved and, based on the level of achievement, the total amount available for payout to each Participant.  In its sole discretion, the Compensation Committee may reduce the size, including to zero, of the actual payment to be made to any Participant. The maximum payment to any Participant under the Plan for any year will in no event exceed $5,000,000.

As used in the Plan, the term “Performance Goal” means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):  sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets;  one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance;  acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned.

The group of employees whose bonus compensation could be subject to the Performance Goals selected by the Compensation Committee consists of all of the Company’s officers (approximately 25 employees).

The amounts of any awards that may be payable to Participants under the Plan in future years cannot currently be determined.  If approved by the stockholders, this proposal would not limit Cabot’s right to award or pay other forms of compensation (including, but not limited to, salary or stock-based awards) to Cabot’s executive officers, regardless of whether or not the Performance Goals for annual bonuses are achieved in any year and whether or not payment of such other forms of compensation would be tax deductible.

Amendment and Termination

The Compensation Committee may amend the Plan at any time, provided that any amendment shall be approved by the Company’s stockholders if required by Section 162(m) of the Internal Revenue Code. The Compensation Committee may also terminate the Plan at any time.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director for the purposes of Section 162(m) of the Internal Revenue Code, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors for such purposes. The Compensation Committee has authority to interpret the Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all Participants in the Plan.

Certain Federal Income Tax Consequences

The following summarizes the operation of Section 162(m) of the Internal Revenue Code but does not purport to describe all tax consequences of the Plan. Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. The Company believes that, if the Plan is approved by the stockholders, any compensation paid in accordance with the Plan will qualify as performance-based compensation under the Internal Revenue Code.

Equity Compensation Plan Information

The following table provides information as of September 30, 2006 regarding the number of shares of common stock that may be issued under Cabot’s equity compensation plans. All of our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	662,400	$29.92	3,447,600
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)          Included in this category are the following equity plans that have been approved by Cabot’s stockholders:  2006 Long-Term Incentive Plan, 1999 Equity Incentive Plan and 1996 Equity Incentive Plan.

(2)   The number in this column of the table represents the securities remaining available for future issuance under the 2006 Long-Term Incentive Plan. No new awards may be made under either the 1996 Equity Incentive Plan or the 1999 Equity Incentive Plan although certain awards made under these plans remain outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE, and to furnish us with copies of the forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our directors and officers, during the year ended September 30, 2006, all Section 16(a) reports applicable to our officers and directors were filed on a timely basis, except that Juan Enriquez-Cabot, a director of Cabot, reported on one Form 4 three transactions that were not reported on a timely basis. These transactions were (i) the sales of 4,662 shares of Cabot common stock by a managed investment account in which Mr. Enriquez-Cabot participates that were sold in error against his direction and (ii) the automatic disposition of phantom stock units under the Cabot Corporation Deferred Compensation Plan in connection with a change in his earnings measure. The Form 4 reporting all of these transactions was filed on November 14, 2006.

Future Stockholder Proposals

Any stockholder proposal intended for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders must be received by Cabot at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by October 2, 2007 and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2008 Annual Meeting of Stockholders without including it in Cabot’s proxy statement, such stockholder must comply with the advance notice provisions of Cabot’s By-Laws. Those provisions require that Cabot receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 10, 2007, and not later than January 9, 2008.

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal year 2006. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies at a fee estimated not to exceed $10,500.

By order of the Board of Directors,

Jane A. Bell
Secretary
Boston, Massachusetts
January 29, 2007

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Cabot Corporation (the “Company”) to (a) appoint and oversee the performance of the independent auditors, (b) assist the oversight of the Board with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function; and (c) prepare an Audit Committee report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition and Operation

The Committee shall consist of not less than three members appointed by the Board. Members of the Committee shall each satisfy the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, as amended, and any other applicable laws.

The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee and may be removed by the Board.

The Committee shall meet as often, and establish such procedures for the calling and holding of meetings, as the members shall determine to be necessary and appropriate, all in accordance with the Company’s by-laws. Except as otherwise required by the Company’s by-laws or Certificate of Incorporation, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee shall make regular reports to the Board and all actions of the Committee shall be reported to the Board at the next regular meeting of the Board. Minutes of Committee meetings shall be kept and distributed to all Board members.

The Committee shall meet at least quarterly with management (including the General Counsel), the internal auditors, and the independent auditors in separate executive sessions.

Responsibilities

The Committee shall assist the Board in fulfilling its oversight responsibilities by accomplishing the following:

Financial Statement and Disclosure Matters

1.    Review and discuss the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, with management and the independent auditors, and make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

2.    Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of the Form 10-Q, including disclosures made in Management’s Discussion and Analysis and the results of the independent auditors’ review of the quarterly financial statements.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies.

4.    Review and discuss quarterly reports from the independent auditors on (i) all critical accounting policies and practices to be used (ii) all alternative treatments (and the related disclosures) of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.    Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7.    Discuss with the independent auditors the matters required to be discussed by American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 61 (Communication with Audit Committees). In particular, discuss (a) the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, (b) the management letter provided by the independent auditor and the Company’s response to that letter,  and (c) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.    Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.    Resolve disagreements between management and the independent auditors pertaining to financial reporting.

Independent Auditor Matters

1.    Appoint annually, and if necessary, replace the independent auditors, which shall report directly to the Committee. Review the experience and qualifications of the senior members of the independent auditors’ team, including those of the lead partner.

2.    Approve, and discuss the scope and approach (including staffing) of, all auditing services (including comfort letters and statutory audits) and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors prior to the performance of such work, and approve any changes thereto.

3.    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, taking into account the opinions of management and the internal auditors.

4.    Ensure that neither the lead audit partner nor the reviewing audit partner perform audit services for the Company for more than five (5) consecutive fiscal years.

5.    Ensure that the independent auditors submit, at least annually, to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

6.    Set policies for the Company’s hiring of employees or former employees of the independent auditors.

7.    Discuss with the engagement partner of the independent auditors any significant matters relating to audit quality and consistency.

Internal Audit Matters

1.    Review the internal audit process for establishing the annual internal audit plan and the focus thereof.

2.    Discuss annually, with the input from the Director of Internal Audit, the budget, organizational structure, responsibilities, and qualifications of the internal audit staff.

3.    Discuss and approve the appointment, replacement, or dismissal of the Director of Internal Audit.

4.    Review and discuss significant issues or recommendations reported to management by the internal audit group and management’s responses to such issues or recommendations. Monitor actions taken by management to resolve such issues.

Internal Controls

1.    Discuss with the independent auditors and internal auditors (a) the adequacy and effectiveness of the Company’s internal controls over financial reporting, including computerized information systems controls and security, and consider any recommendations for improvement of such controls, and (b) any related significant findings and recommendations of the independent and internal auditors, and management’s responses to such findings and recommendations.

Legal and Tax Matters

1.    Discuss the status of significant legal or tax matters that could have a material impact on the Company’s financial statements.

Compliance Matters

1.    Discuss with the independent auditor whether Section 10A(b) of the Securities Exchange Act of 1934, as amended, has been implicated.

2.    Discuss with management, the independent auditor and the internal auditor the Company’s compliance with applicable laws and regulations and any material reports, correspondence or inquiries from regulatory or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

3.    Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Global Ethics and Compliance Standards.

4.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

5.    Review any report of evidence of a “material violation” made to the Committee pursuant to the Office of General Counsel Policy — Compliance with SEC Attorney Conduct Rules by any of the Company’s in-house or outside attorneys and take all necessary or appropriate action in response thereto.

Risk Management

1.    Meet periodically with management to discuss the Company’s major risk exposures, the potential impact of such risks on financial reporting, and the steps taken to ensure appropriate processes are in place to identify, manage, and control financial and business risks associated with the Company’s business objectives.

2.    Discuss with management significant risk management failures, if any, and managements’ responses to such failures.

Miscellaneous

1.    The Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2.    The Committee shall perform and present to the Board an annual evaluation of its own performance.

3.    The Committee shall review and assess at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

4.    The Committee shall be assisted by appropriate corporate staffs, and in addition may obtain assistance from such other persons, who need not be employees of the Company, or organizations as it may deem appropriate, with the expenses incurred in their use to be paid by the Company. The foregoing authority includes the authority to retain special legal, accounting or other experts for advice, consultation or special investigation. The Committee may, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

5.    The Committee shall exercise such other duties and responsibilities as may be assigned by the Board from time to time.

Limitation of Committee’s Role

The function of the Committee is oversight. While the Committee has the responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. Unless he or she believes to the contrary (in which case, he or she will advise the Committee of such belief), each member of the Committee shall be entitled to assume and rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial, legal, safety, health and environment, and other information provided to the Committee by such persons or organizations.

As amended on November 12, 2004.

Appendix B

DIRECTOR INDEPENDENCE GUIDELINES

Excerpted from the Cabot Corporation Corporate Governance Guidelines
(adopted by the Board of Directors on January 9, 2004, as amended through January 12, 2007)

Director Independence

At least a majority of the members of our board of directors shall be independent. For a director to be deemed “independent,” the board shall affirmatively determine that the director has no material relationship with the Company or any of its consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company)(1)  The board has established guidelines to assist it in determining director independence.  Under the board’s guidelines, a director will not be independent if:

(1)   The director is, or has been within the last three years, an employee of the Company; or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

(2)   The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO does not need to be considered as a factor by the board in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company does not need to be considered as a factor by the board in determining independence under this test.

(3) (a)  The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)   The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5)   The director is a current employee, principal or partner (or an immediate family member is a current executive officer, principal or partner) of a company or other organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(6)   The director is an executive officer or employee, or an immediate family member is a current executive officer, of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is greater than 1% of the other company’s total consolidated assets.

                   1Unless the context indicates otherwise, all references in these Guidelines to the Company include its consolidated subsidiaries.

B-1

In addition, in making independence determinations, the board will consider contributions or pledges made by the Company or its foundation to tax-exempt organizations of which a director is an officer, director or trustee. Where such contributions or pledges were $25,000 or less in the most recently completed fiscal year, the relationship between the director and the Company will not be considered material. For contributions or pledges greater than $25,000, the board will evaluate the particular facts and circumstances to determine whether the relationship is material.

An immediate family member shall include the director’s spouse, parents, children, siblings, in-laws and anyone (other than employees) who shares such director’s home.

The Governance and Nominating Committee is responsible for assessing director independence annually and making recommendations to the board. For any type of relationship not addressed by the guidelines above, the Governance and Nominating Committee will evaluate the relevant facts and circumstances of the relationship and make a recommendation to the board of directors about whether the relationship constitutes a material relationship with the Company.

B-2

Appendix C

CABOT CORPORATION

SHORT-TERM INCENTIVE COMPENSATION PLAN

The purpose of this Short-Term Incentive Compensation Plan (the “Plan”) is to provide incentives for certain senior executives of Cabot Corporation (the “Company”) to achieve a sustained, high level of financial and other measures of success for the Company. The Plan is intended to comply with the requirements for tax deductibility imposed by Internal Revenue Code Section 162(m) as in effect from time to time (“Section 162(m)”) with respect to Awards paid pursuant to the Plan.

I.   ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an “outside director” for the purposes of Section 162(m), by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are “outside directors” for such purposes. The Compensation Committee or subcommittee administering the Plan is referred to herein as the “Committee.” The Committee may delegate to other persons administrative functions that do not involve discretion. The Committee shall have the authority to interpret this Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all participants in the Plan.

II.   ELIGIBILITY; PARTICIPANTS

Only officers of the Company shall be eligible to participate in the Plan. The Committee shall select, from among those eligible, the persons who shall from time to time participate in the Plan. Participation by an individual with respect to one award under the Plan shall not entitle the individual to participate with respect to subsequent awards, if any.

III.   GRANT OF AWARDS

The term “Award” as used in the Plan means an award opportunity that is granted to a Participant within a specified period after the beginning of the performance period (the “Performance Period”) to which the Award relates. A Participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. Except as otherwise specified by the Committee in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company. Not later than (i) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (ii) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, the Committee shall select the Participants, if any, who are to receive Awards for such Performance Period and, in the case of each Award, shall establish the following:

(a)           the Performance Goals (as defined in Section IV below) applicable to the Award;

(b)          the amount or amounts that will be payable (subject to reduction in accordance with Section V) if the Performance Goals are achieved; and

(c)           such other terms and conditions as the Committee deems appropriate with respect to the Award.

Once the Committee has established the terms of an Award in accordance with the foregoing, it shall not thereafter adjust such terms except to reduce payments, if any, under the Award in accordance with Section V.

IV.   PERFORMANCE GOALS

As used in the Plan, the term “Performance Goal” means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):  sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets;  one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned.

V.   CERTIFICATION OF PERFORMANCE; PAYMENT UNDER AWARDS

As soon as practicable after the close of a Performance Period, the Committee shall take such steps as are sufficient to satisfy the certification requirement of the regulations under Section 162(m) as to whether and to what extent, if at all, the Performance Goal or Goals applicable to each Award granted for the Performance Period have been satisfied. The Committee shall then determine the actual payment, if any, under each Award. No amount may be paid under an Award unless the Performance Goal or Goals applicable to the payment of such amount have been certified as having been satisfied as set forth above. However, the Committee may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under an Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award. The Committee may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.

VI.   PAYMENT LIMITS

No Participant may be paid more than $5,000,000 in any fiscal year of the Company under Awards granted under the Plan. In the case of an Award where payment is deferred pursuant to Section IX(b) below, the preceding sentence shall be applied by assuming that payment of the Award was made at the time it would have been paid absent the deferral.

VII.   TAX WITHHOLDING

All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings.

VIII.   AMENDMENT AND TERMINATION

The Committee may amend the Plan at any time and from time to time; provided, that no amendment for which Section 162(m) would require shareholder approval in order to preserve the exemption for Award payments as performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Section 162(m). The Committee may at any time terminate the Plan.

IX.   MISCELLANEOUS

(a)   Except as otherwise determined by the Committee at the time it grants an Award, no payment shall be made under an Award unless the Participant is employed by the Company on the last day of the Performance Period applicable to the Award. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company during a Performance Period by reason of death or disability, the Committee may in its discretion authorize payment of any Awards held by such Participant to the Participant (or his or her estate) at the time other Awards are paid in respect of the Performance Period.

(b)   The Committee may, but need not, permit a Participant to defer payment of an Award beyond the date that the Award would otherwise be payable. Any amount deferred under the preceding sentence shall be adjusted for notional interest or other notional earnings on a basis, determined by the Committee, that preserves the eligibility of the Award payment as exempt performance-based compensation under Section 162(m).

(c)   No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Participation Period be construed as giving a Participant the right to be retained in the employ of the Company for that Participation Period or for any other period.

(d)   The Plan and all Awards under the Plan shall be construed and administered in a manner consistent with the exemption of Award payments as exempt performance based compensation under Section 162(m). Subject to the foregoing, the Committee shall have complete discretion to construe the Plan and all matters arising under the Plan, and its determinations shall be binding on all parties.

(e)   The Plan shall be effective as of the date adopted, for the Performance Period ending September 30, 2007, subject to receiving stockholder approval at the 2007 Annual Meeting of Stockholders and shall remain in effect for subsequent Performance Periods until terminated by the Company’s Board of Directors.

January 29, 2007

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 8, 2007. The record date for determining stockholders entitled to vote at the meeting was January 16, 2007. Through your participation in the Cabot Corporation Retirement Savings Plan (“RSP”), the Cabot Corporation Long-Term Incentive Program, the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employees’ Stock Purchase Plan (“ESPP”), the Cabot Employee Stock Purchase Plan and/or the Cabot Oil & Gas Corporation Savings Investment Plan (“SIP”), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. In addition to electing five directors and ratifying the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal year 2007, Cabot’s stockholders are being asked to approve Cabot’s Short-Term Incentive Compensation Plan. This proposed cash incentive plan and the rationale for adopting it are described in the attached proxy statement.

Your vote is important for two reasons. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, if you hold shares in the RSP, your vote tells the Trustees of the RSP how to vote (i) those shares for which no instructions are received from other RSP participants and (ii) those shares that have not yet been allocated to participants’ accounts. If you hold shares through the RSP or the ESPP and do not vote, the plan trustees will vote your shares (along with all other shares in the relevant plan for which votes are not cast, and with respect to the RSP, all unallocated shares) in the same proportion as those shares for which directions are received from other participants in the plans.

The Trustees of each Plan will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, Computershare, before March 5, 2007 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card, until 2:00 a.m. Eastern Standard Time on March 6, 2007.

Sincerely,

KENNETT F. BURNES
Chairman of the Board, President
and Chief Executive Officer

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet • Log on to the Internet and go to www.computershare.com/express vote
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors: To elect five directors to the class of Directors whose terms expire in 2010.

	For	Against	Abstain			For	Against	Abstain		For	Against	Abstain

01 - Kennett F. Burnes	☐	☐	☐	02 - John S. Clarkeson		☐	☐	☐	03 - Roderick C.G. MacLeod	☐	☐	☐

04 - Ronaldo H. Schmitz	☐	☐	☐	05 - Shengman Zhang		☐	☐	☐		☐	☐	☐

			For	Against	Abstain					For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2007.		☐	☐	☐	3.	To approve Cabot’s Short-Term Incentive Compensation Plan.			☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print your new address below.					Comments — Please print your comments below.
										Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.		☐
C Authorized Signatures - This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.				Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE
1 U P X	C O Y # # # 1

00NZ9C

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 8, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Michaela Allbee, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 8, 2007 at 4:00 p.m., EST, at the Boston Convention & Exhibition Center, 415 Summer Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEES, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE